EXHIBIT 9(E)
                          MORGAN STANLEY TRUST COMPANY

                                                              September 16, 1998

PFPC Inc.
400 Bellevue Parkway
Wilmington, DE 19809

                  Re: Assignment of Rights and Obligations under WEBS Index Fund Sub-Administration Agreement

Ladies and Gentlemen:

         This notice of assignment is provided to you pursuant to Section 16 of the Sub-Administration Agreement made as of October 29, 1997 among WEBS Index Fund, Inc., PFPC Inc., and Morgan Stanley Trust Company (the "Sub-Administration Agreement"). Section 16 of the Sub-Administration Agreement provides in part that we may assign all of our rights and duties under the Sub-Administration Agreement to a direct or indirect majority owned subsidiary of Morgan Stanley, Dean Witter & Co. provided that 30 days prior notice is given to you, that the assignee agrees to comply with all relevant provisions of the Investment Company Act of 1940 and of the Sub-Administration Agreement, and that we and the assignee provide you with any information you request relating to the assignment including the capabilities of the assignee to carry out its duties.

         We are hereby exercising our rights to assign our rights and duties under the Sub-Administration Agreement to Morgan Stanley & Co. Incorporated ("Morgan Stanley"), a majority owned subsidiary of Morgan Stanley, Dean Witter & Co., effective October 1, 1998. We understand that Morgan Stanley has, in a separate letter addressed to us and to you, agreed to comply with all relevant provisions of the Investment Company Act of 1940 and of the Sub-Administration Agreement in connection with this assignment. This letter will memorialize your agreement to waive the 30 day prior notice requirement to assignment and your acknowledgment that we need not provide you with additional information regarding Morgan Stanley given your existing familiarity with the assignee.

         Please execute and return to us a duplicate copy of this notice as confirmation of our understanding and your acceptance of the assignment of all of our rights and duties under the Sub-Administration Agreement to Morgan Stanley effective October 1, 1998.

                                         Very truly yours,

                                         MORGAN STANLEY TRUST COMPANY

                                         By:  /S/ FREDERICK R. WALSH, JR.
                                              Name: Frederick R. Walsh, Jr.
                                              Title:  President

Agreed and Accepted as of
September 30, 1998

PFPC INC.                                WEBS INDEX FUND, INC.

By:  /S/ STEPHEN M. WYNNE                By:  /S/ NATHAN MOST
  Name:  Stephen M. Wynne                     Name:  Nathan Most
  Title:  Executive Vice President            Title:  Chairman and President

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                        MORGAN STANLEY & CO. INCORPORATED

                                                              September 16, 1998

PFPC Inc.
400 Bellevue Parkway
Wilmington, DE 19809

Morgan Stanley Trust Company
One Pierrepont Plaza
Brooklyn, NY 11201

                  Re: Assignment of Rights and Obligations under WEBS Index Fund Sub-Administration Agreement

Ladies and Gentlemen:

         Morgan Stanley Trust Company proposes to assign to us effective October 1, 1998, all of its rights and duties under that certain Sub-Administration Agreement made as of October 29, 1997 among WEBS Index Fund, Inc., PFPC Inc., and Morgan Stanley Trust Company (the "Sub-Administration Agreement"). We have read the Sub-Administration Agreement and are familiar with the responsibilities imposed on the Sub-Administrator of WEBS Index Fund, Inc. pursuant to such agreement. We accept such assignment and agree with PFPC Inc. and Morgan Stanley Trust Company to comply with all relevant provisions of the Investment Company Act of 1940 and the Sub-Administration Agreement in the discharge of our duties under the Sub-Administration Agreement.

                                               Sincerely,

                                               MORGAN STANLEY & CO. INCORPORATED

                                               By /S/ R. SHELDON JOHNSON
                                                  Name: R. Sheldon Johnson
                                                  Title:  Managing Director

cc:  Secretary, WEBS Index Fund, Inc.